Exhibit 99.1

Fabric.AI (Nasdaq: SBLX) Launches Breakthrough MicroLED Interconnect Technology as First Step in Building Next-Generation “AI Factory” Infrastructure. Partners with Leading MicroLED Developer Kopin Corporation (Nasdaq: KOPN)

Introducing a new suite of fabless semiconductor technologies designed to power AI factories—smart data centers optimized for producing intelligence at scale; Initial focus on MicroLED optical interconnects to take leadership in $100 Billion+ industry in partnership with Kopin Corporation, the only company to produce programmable MicroLEDs. As part of the development deal, Kopin Corporation will own 19.9% of Fabric.AI

Company raises $21.5 million led by existing investors

NEW YORK, NY (April 28, 2026) – Fabric.AI, (Nasdaq: SBLX) formerly StableX Technologies Inc., (the “Company” or, “Fabric.AI”), today announces its official launch, unveiling a breakthrough MicroLED-based optical interconnect technology (an “interconnect”) designed to address one of the most critical bottlenecks in modern AI computing: the movement of data between increasingly powerful compute systems.

Fabric.AI’s initial technology, the Neural I/o™ chip, being developed in collaboration with Kopin Corporation, the only company to produce programmable MicroLEDs, replaces traditional electrical interconnects with MicroLED-based optical links. This enables ultra-high-bandwidth, low-latency communication between compute nodes while significantly improving energy efficiency. This represents the first in a broader suite of fabless semiconductor technologies that Fabric.AI is developing to power AI factories (a term coined by Jensen Huang at the Nvidia GTC Conference),smart data centers optimized for continuously producing intelligence at scale.

The Neural I/o™ chip leverages Kopin’s proprietary MicroLED and patented bi-directional NeuralDisplay™ architecture, repurposing programmable MicroLED pixels as ultra-high speed optical transceivers capable of moving data at ultra-high speeds while consuming considerably less power per bit than existing copper or laser-based solutions.

“MicroLED technology represents a powerful new frontier beyond displays,” said Michael Murray, CEO of Kopin Corporation. “Our collaboration with Fabric.AI extends the reach of our technology into AI infrastructure, enabling a new class of interconnect solutions designed for scale, efficiency, and performance. Performance that aims to far exceed that of laser- based or traditional copper-based interconnects.”

The interconnect market is estimated at approximately $138B according to 360iResearch and is dominated by copper and electricity solutions as opposed to faster, lower latency optical MicroLED solutions. Unlike traditional copper-based interconnects, which suffer from signal degradation, heat generation, and power inefficiencies at scale, Fabric.AI’s optical approach enables more efficient data transmission—unlocking higher system-level performance.

Building on this foundation, Fabric.AI is developing a broader suite of fabless semiconductor technologies designed specifically for AI workloads.

“AI is no longer just software—it’s an industrial process,” said Josh Silverman, Fabric.AI’s Chief Executive Officer. “The defining challenge is no longer just compute performance, but how efficiently that compute can communicate and operate as a unified system. We’re starting with interconnects because that’s where the bottleneck is most acute, but our vision is much broader. Fabric.AI is building the semiconductor technologies that aim to power the next generation of smart data centers.”

Fabric.AI also announced that it changed its corporate name from StableX Technologies, Inc. to Fabric.AI, Inc., effective today, to better reflect its strategic transformation. In addition to its new name, Fabric.AI will also be changing its ticker to “FABC,” which will commence trading under the new symbol on Nasdaq beginning with the market open on April 29, 2026.

Strategic Collaboration with Kopin Corporation

Fabric.AI’s interconnect technology, designed specifically for AI workloads, is being developed in close collaboration with Kopin Corporation, leveraging Kopin’s proprietary MicroLED innovations as the foundation for next-generation optical communication systems.

This collaboration combines Fabric.AI’s system-level design with Kopin’s deep expertise in MicroLED materials, process development, and fabrication. Both companies will jointly develop and share in the intellectual property created through the partnership, accelerating innovation while working to establish a defensible technology position in AI infrastructure.

Positioned for the AI Infrastructure Era

Fabric.AI is currently engaged in preliminary discussions with leading AI and hyperscale technology companies regarding the integration of its MicroLED-based interconnect technology into next-generation systems. The Company believes this growing interest reflects a broader shift toward smarter, more tightly integrated data centers optimized specifically for AI.

By developing a suite of tightly integrated semiconductor technologies—beginning with interconnect and expanding into additional system-critical components—Fabric.AI aims to become a foundational technology provider for the infrastructure powering the next era of artificial intelligence.

Financing

Fabric.AI also announces that it will be raising $21.5 million, mostly from existing shareholders with the sale in a private placement of 21,500 shares of its newly designated Series K convertible preferred stock ("preferred stock"), with a stated value of $1,000 per share, convertible into shares of the Company’s common stock and accompanying warrants. The shares of preferred stock have an initial conversion price of $2.51 per share. The warrants are exercisable immediately upon issuance, have an initial exercise price of $2.51 per share and expire five years from the date of issuance. The transaction is expected to close on or about April 29, 2026, subject to the satisfaction of customary closing conditions. The full conversion of the preferred stock and the full exercise of the accompanying warrants are subject to stockholder approval.

The financing will be more fully disclosed in the Company’s Current Report on Form 8-K to be filed with the SEC on or about April 28, 2026.

The securities in the private placement were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fabric.AI

Fabric.AI is an infrastructure company building a suite of fabless semiconductor technologies to power AI factories—smart data centers optimized for producing intelligence at scale. The Company has exited its prior digital asset treasury strategy and is now singularly focused on capturing the significantly larger opportunity in AI infrastructure.

The Company is reallocating capital to accelerate development of its core technologies. Fabric.AI is building MicroLED-based optical interconnects and other system-critical semiconductor solutions designed to unlock faster, more efficient, and more scalable AI workloads.

In connection with this transformation, the Company is changing its name to Fabric.AI and intends to change its stock symbol to FABC.

Fabric.AI’s mission is to solve the bottlenecks of AI data centers using breakthrough technologies in AI infrastructure.

About Kopin Corporation

Kopin Corporation (Nasdaq: KOPN) is a leading developer and provider of innovative display and application-specific optical solutions sold as critical components and subassemblies for defense, enterprise, professional and consumer products. Kopin’s portfolio includes microdisplays, display modules, eyepiece assemblies, image projection modules and vehicle mounted and head-mounted display systems that incorporate ultra-small high-resolution Active Matrix Liquid Crystal displays (AMLCD), Ferroelectric Liquid Crystal on Silicon (FLCoS) displays, MicroLED displays (µLED) and Organic Light Emitting Diode (OLED) displays, a variety of optics and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com. Kopin is a trademark of Kopin Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: the expected capabilities and performance of the Company’s MicroLED-based optical interconnect technology; the Company’s plans to develop a broader suite of fabless semiconductor technologies for AI workloads; the anticipated benefits of the Company’s collaboration with Kopin Corporation; the expected completion of the private placement and satisfaction of customary closing conditions; and the Company’s strategic vision to become a foundational technology provider for AI infrastructure. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the Company’s MicroLED-based interconnect technology is at an early stage of development and may not achieve the anticipated performance; the Company’s dependence on its collaboration with Kopin Corporation for critical MicroLED technology components and intellectual property, and the risk that such collaboration may not produce commercially viable products or may be terminated; the Company may be unable to successfully develop or commercialize additional semiconductor technologies; the markets for AI infrastructure and optical interconnect technologies are rapidly evolving and highly competitive; the Company has limited operating history in the AI semiconductor industry, which makes evaluating its business and future prospects difficult; the Company may require substantial additional capital to fund the development and commercialization of its technologies, and such capital may not be available on acceptable terms or at all; the Company’s transition from its prior digital asset treasury strategy involves risks; and the Company may face intellectual property risks, including the ability to protect its proprietary technology and avoid infringement of third-party rights.

A discussion of these and other factors with respect to the Company is set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IR Contact:

CORE IR
212-644-0924
ir@fabric-ai.co

Media Contact:

Fabric.AI
press@fabric-ai.co
www.fabricai.com